UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

Commission File No. 001-12257

 MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California		95-2211612
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles,	California	90010
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (323) 937-1060
____________________

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MCY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2024, Mercury General Corporation (the "Company") entered into the Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment") with Bank of America, N.A., as administrative agent (the "Agent"), and the lenders party thereto. The Third Amendment amends that certain Amended and Restated Credit Agreement dated as of March 31, 2021 by and among the Company, the Agent and the lenders from time to time party thereto (as amended, restated, extended, supplemented or otherwise modified prior to November 22, 2024, the "Existing Credit Agreement"). The Third Amendment extends and fixes the maturity date of the loan to November 18, 2027. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1     Third Amendment to Amended and Restated Credit Agreement dated as of November 22, 2024, by and among Mercury General Corporation, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

104. Cover page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer